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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-3 of our report dated January 19, 2001 relating to the consolidated financial statements of Advent Software, Inc., which appears in such Registration Statement. We also consent to the incorporation by reference of our report dated January 19, 2001 relating to the financial statement schedule which appears in Advent Software's Annual Report on Form 10-K for the year ended December 31, 2000.We also consent to the references to us under the headings "Experts" and "Selected Financial Data"

/s/ PricewaterhouseCoopers LLP

San Jose, California
July 27, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS